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EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 4 to Registration Statement No. 333-126098 on Form S-4 of our report dated August 25, 2005, (which report expresses an unqualified opinion on the financial statements and includes explanatory paragraphs relating to the financial statements of the Predecessor being maintained by the ASML Thermal Division, the adoption of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets," by the Predecessor, and the restatement of the 2004 consolidated financial statements), relating to the consolidated financial statements of Aviza Technology, Inc. and subsidiaries as of June 24, 2005 and September 24, 2004 and the periods from September 25, 2004 through June 24, 2005 and October 7, 2003 through September 24, 2004, and the related financial statements of the Thermal Division of ASML Holding, N.V. as of October 9, 2003 (date of disposal) and the period from January 1, 2003 through October 9, 2003 and the year ended December 31, 2002 appearing in the proxy statement/prospectus, which is part of this Registration Statement, and of our report dated August 25, 2005 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference of us under the heading "Experts" in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP

San Jose, California
October 27, 2005

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  EXHIBIT 23.2
CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM